LOAN COMMITMENT

December 30, 2011

ENER1, Inc.
1540 Broadway
New York, New York 10036

Re:	Proposed US$40,000,000 Loan from Wanxiang International Investment Corporation to ENER1, Inc.

Gentlemen:

Wanxiang International Investment Corporation, a Cayman Islands corporation or an affiliate (“Lender”), agrees to make the above-referenced loan pursuant to the terms of this commitment (“Commitment”) subject to the following terms and conditions:

1.           DESCRIPTION OF LOAN AND BORROWER.

1.1.           Amount.  The loan shall be a term loan in the amount of up to US$40,000,000 (“Loan”) which shall be disbursed in two installments of US$20,000,000 each pursuant to the terms and provisions of the Note attached hereto as Exhibit A (the “Note”).

1.2.           Borrower.  The Loan shall be made to ENER1, Inc., a Florida Corporation (“Borrower”).

1.3.           Purpose of Loan.  The purpose of the Loan is to pay a portion of Borrower’s capital contribution requirements (“Borrower’s Capital Contribution Requirements”) set forth in that certain Sino-Foreign Equity Joint Venture Contract of Zhejiang Wanxiang Ener1 Power Systems Co., Ltd. (the “Joint Venture”) dated January, 2011 between Borrower and Wanxiang EV Co., Ltd. (the “Joint Venture Agreement”).

1.4.           Term of Loan.  The term of the Loan shall commence when all of the conditions precedent set forth in this Commitment have been satisfied (the “Closing Date”) and shall mature on the fourth (4th) anniversary of the Closing Date.

2.           COLLATERAL.  The obligations of Borrower to Lender shall be secured by first priority perfected security interests in Borrower’s equity interests in the Joint Venture as further described in that certain Security Agreement (Assignment of Equity Interests As Collateral) attached hereto as Exhibit B (the “Security Agreement”).

3.           CONDITIONS OF CLOSING.  As a condition precedent to closing the First Loan Installment (as defined in the Note), on or before the Closing Date the documents described in this Section 3 must be delivered to Lender, and the other conditions set forth in this Section 3 must be satisfied, all in a form, manner and substance reasonably satisfactory to Lender, in Lender’s sole discretion:

3.1.           Loan Documents.  Such duly executed loan documents as Lender shall require to evidence and secure payment of the Loan, including, without limitation, the Note and the Security Agreement (collectively, “Loan Documents”).  The Loan Documents shall contain such terms and conditions, events of default, remedies, affirmative and negative covenants, representations and warranties, indemnities and other conditions and covenants as customarily are included by Lender for transactions of this type and amount.

3.2            Escrow.  On or before the date of this Commitment Borrower shall have deposited into escrow with Barack Ferrazzano Kirschbaum & Nagelberg LLP (“Escrow Agent”) US$4,000,000 (the “Deposit”) to pay a portion of Borrower’s Capital Contribution Requirement pursuant to that certain Escrow Agreement dated December 30, 2011 between Borrower, Lender and Escrow Agent (the “Escrow Agreement”) and such Deposit shall remain on deposit pursuant to the Escrow Agreement as of the Closing Date.

3.3.           Power and Authority.  Such documents as Lender shall require to establish (i) the proper organization and good standing of Borrower, and (ii) the authority of Borrower to execute the Loan Documents and Escrow Agreement.

3.4.           Reorganization.  Borrower shall have restructured its debt obligations so that upon the restructuring there are no events of default outstanding under any such obligations and the maturity date applicable to each obligation shall have been extended to a day not sooner than July 2, 2013.  If Borrower achieves such a restructuring through a Chapter 11 Case (as defined below), this condition shall be satisfied upon Borrower having confirmed a plan of reorganization under Chapter 11 of the Bankruptcy Code, that such plan having become effective, that pursuant to such plan Borrower having the authority to enter into and perform under the Note and Security Agreement in accordance with the terms thereof, that under such plan (or otherwise in the course of the bankruptcy proceeding) Borrower having assumed the Joint Venture Agreement in accordance with 11 U.S.C. § 365, and that Wanxiang EV Co., Ltd. having waived any rights or remedies it may be entitled to at such time under the Joint Venture Agreement relating to such Chapter 11 Case, including, without limitation, Sections 13.2, 51.1.2 and 51.1.4 of the Joint Venture Agreement.

3.5.           Loan Fees and Expenses. Payment of the Expenses (as hereinafter defined) incurred by Lender to date in connection with the transactions contemplated herein.  As of the date hereof, Lender’s legal fees total $32,000.

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4.           BINDING EFFECT.  Borrower has notified the Lender that it may file a voluntary petition pursuant to chapter 11 of title 11 of the United States Code (a “Chapter 11 Case”).  Subject to the terms and conditions of this Commitment, Lender agrees that it and its successor(s) and/or assign(s) shall remain bound by this Commitment notwithstanding the commencement of a Chapter 11 Case by the Borrower or that Lender’s undertakings herein might be subject to 11 U.S.C. §365(c)(2) or (e)(2)(B).  In the event of any restructuring described in Section 3.4 above, Lender agrees to take all reasonable actions to cause Wanxiang EV Co., Ltd. to waive any rights or remedies it may be entitled to under the Joint Venture Agreement relating to the Borrower’s filing of a Chapter 11 Case, including, without limitation, Sections 13.2, 51.1.2 and 51.1.4 of the Joint Venture Agreement.

5.           CHOICE OF LAW.  The validity and interpretation of this Commitment and the Loan Documents shall be construed in accordance with the laws and decisions of the State of Illinois.

6.           FEES AND EXPENSES.  Whether or not the Loan closes, Borrower shall pay to Lender as provided above Lender’s attorneys’ reasonable fees and expenses, and Lender’s other out-of-pocket expenses incurred in documenting, negotiating and making the Loan (the “Expenses”).

7.           ACCEPTANCE, EXPIRATION AND TERM.  This Commitment shall not become effective unless a copy hereof executed by Borrower is delivered to Lender on or before December 31, 2011.  The Closing Date must occur on or before May 1, 2012 (“Commitment Termination Date”).  If the Closing Date does not occur on or before such date, this Commitment shall automatically terminate.

8.           ENTIRE AGREEMENT.  This Commitment represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements.

[Signature Pages to Follow]

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We welcome this opportunity to be of service to you by offering this financing and look forward to working with you on this transaction

WANXIANG INTERNATIONAL INVESTMENT CORPORATION, a Cayman Islands corporation

By:	/s/ Daniel Li
Name:
Title:

Accepted and Agreed to this 30th day of December, 2011.

ENER1, INC., a Florida corporation

By:	/s/ Nicholas Brunero
	Name:	Nicholas Brunero
	Title:	President

EXHIBIT A

Note

ENER1, INC.

FLOATING RATE SECURED NOTE

Borrower:	ENER1, Inc.	Lender:	Wanxiang International
	1540 Broadway		Investment Corporation
	New York, New York 10036		88 Airport Road
Elgin, IL 60123

Principal Amount: $40,000,000.00	Date of Note: __________ ___, 2012

For value received, ENER1, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of WANXIANG INTERNATIONAL INVESTMENT CORPORATION, a Cayman Islands corporation (together with its successors and assigns, the “Lender”), in accordance with the terms of this Floating Rate Secured Note (this “Note”), the principal amount of up to Forty Million United States Dollars (US$40,000,000) (the “Loan”), together with interest on the principal amount of the Loan outstanding from time to time hereunder.  Provided that the Borrower has complied with all conditions precedent to the Lender’s obligation to make the Loan, including, without limitation, the condition precedents set forth in Section 1.9 and Section 1.10, as applicable, of this Note, the Lender shall advance the proceeds of the Loan to the Borrower or on behalf of the Borrower under this Note as follows: (i) US$20,000,000 on the date on which this Note is executed and delivered by the Borrower to the Lender (the “First Loan Installment”) and (ii) US$20,000,000 on or before the date set by the Board of Directors of the Joint Venture (as hereinafter defined) as the date the second installment of capital contributions are due pursuant to the Joint Venture Agreement (as hereinafter defined) (the “Second Loan Installment”).

This Note is secured pursuant to a pledge by the Borrower of certain collateral as set forth in Article 2 below.

All payments to be made in cash under or pursuant to this Note shall be made in United States dollars by wire transfer of immediately available funds to the Lender’s account, instructions for which the Lender may designate from time to time in writing to the Borrower.  The outstanding balance of this Note shall be due and payable as to the First Loan Installment and the Second Loan Installment on the fourth (4th) anniversary of the date on which the Lender advances the related proceeds for each such Installment (each such date hereinafter an “Installment Maturity Date”) or at such earlier time provided herein.

Interest.  Interest shall accrue on the outstanding principal balance of this Note at an annual rate equal to the Applicable Interest Rate then in effect.  For purposes hereof, “Applicable Interest Rate” means, as of any date, the rate published on such date by the Wall Street Journal (or any successor publication) as the “prime rate” + 5.00% (but in no event shall the Applicable Interest Rate be lower than 9%).  The Applicable Interest Rate shall be determined on (A) the date on which this Note is executed and delivered by the Borrower (the “Issuance Date”) and (B) on the first business day of each calendar month after such date (each of (A) and (B), a “Determination Date”).  The Applicable Interest Rate, as so determined, shall apply during the calendar month immediately following the applicable Determination Date.  The Borrower shall pay accrued interest on each January 1, April 1, July 1 and October 1 while principal of this Note remains outstanding, with the first such payment due on April 1, 2012 (collectively, the “Schedule Payments”).  Interest shall be computed on the basis of a 360-day year for the actual days elapsed.  Upon the occurrence of an Event of Default (as defined in below) under this Note, whether or not such default is declared or other rights or remedies are exercised, the Applicable Interest Rate shall increase by 2% per annum (the “Default Rate”) or unless a waiver of such Event of Default shall be provided by the Lender in its sole and absolute discretion.  Interest shall stop accruing when the Interests (as defined in the Security Agreement, defined below) have been liquidated, sold or otherwise conveyed to or for the benefit of the Lender.

Payment at Maturity.  This Note shall mature as to the First Loan Installment and the Second Loan Installment, and all outstanding amounts of principal of and interest accrued on this Note with respect to each such Installment shall be paid, on the Applicable Installment Maturity Date.

Use of Proceeds.  All amounts advanced by the Lender under this Note shall be delivered by the Borrower as a capital contribution to Zhejiang Wanxiang Enerl Power System Co., Ltd., a Sino-foreign equity joint venture company existing as a limited liability company under the laws of the People’s Republic of China (the “Joint Venture”), pursuant to Articles 11, 12 and 13 of a Sino-Foreign Equity Joint Venture Contract between Wanxiang EV Co., Ltd. and Ener1, Inc., dated as of January, 2011 (the “Joint Venture Agreement”).  Notwithstanding the foregoing, the Lender shall have the option, in the Lender’s sole and absolute discretion and with prior written notice to Borrower, to disburse the Loan proceeds directly to the Joint Venture on the Borrower’s behalf.

Prepayment.  All or a portion of amounts of principal of and interest accrued on this Note may be prepaid by the Borrower prior to the due date therefor without penalty or premium.

Payment on Non-Business Days.  Whenever any payment or any advance on payment to be made shall be due on any day other than a business day, such payment shall be due on the next succeeding business day and such next succeeding business day shall be included in the calculation of the amount of accrued interest payable on such date.  For purposes of this Note a business day is a day other than a Saturday, Sunday or legal holiday under the laws of the State of Illinois.

Replacement.  Upon the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, and receipt of a duly executed, notarized and written statement, including indemnification in favor of and reasonably satisfactory to Borrower from the Lender with respect thereto, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Transfer.  This Note may not, in whole or in part, be sold, transferred or assigned by the Lender to any person or entity, unless such person or entity is an affiliate of the Lender, without the Borrower’s written consent which consent shall not be unreasonably withheld or delayed.

Payment of Lender’s Fees and Expenses.  Payment of all of the actual out-of-pocket costs and expenses incurred by Lender to date and after the date hereof in connection with the transactions contemplated herein, such as Lender’s reasonable attorneys’ fees and expenses and other fees and expenses paid or payable to consultants shall be paid by the Borrower, and may, at the Lender’s option, (a) be withheld by Lender from the proceeds of the Loan prior to disbursing such proceeds pursuant to Section 1.3 of this Note; or (b) be paid to Lender as a condition precedent to Lender’s obligation to fund the Loan.  The Borrower shall reimburse Lender for any additional fees and expenses incurred by Lender with respect to the Loan after the date hereof within 10 days after request therefor.

Capital Contribution.  It shall be a condition precedent to Lender’s obligation to fund the First Loan Installment that the Borrower provide evidence satisfactory to Lender that the Borrower has funded $4,000,000 capital contribution to the Joint Venture prior to or concurrently with the distribution of the First Loan Installment.  It shall be a condition precedent to Lender’s obligation to fund the Second Loan Installment that Borrower provide evidence satisfactory to Lender that Borrower has funded an additional $4,000,000 capital contribution to the Joint Venture as the second installment of capital contributions becomes due pursuant to the Joint Venture Agreement, prior to or concurrently with the distribution of the Second Loan Installment.

Second Loan Installment.  It shall be a condition precedent to Lender’s obligation to fund the Second Loan Installment that (i) no Event of Default shall have occurred and no event that with either notice, passage of time or both shall become an Event of Default shall then exist; (ii) the terms of this Note have not been modified, altered or restructured except as expressly consented to and accepted by the Lender; (iii) no default on the part of the Borrower shall exist under the Joint Venture Agreement (except with respect to such defaults to be waived by Wanxiang EV Co. Ltd. pursuant to clause (iv) below); (iv) Wanxiang EV Co., Ltd. has agreed to waive any rights or remedies it may be entitled to under the Joint Venture Agreement relating to Sections 13.2, 51.1.2 and 51.1.4 of the Joint Venture Agreement as the same solely relate to (A) Borrower’s failure to timely fund the portion of the required capital contribution under the Joint Venture Agreement that is being funded with the proceeds of the Loan and (B) Borrower’s filing of a Chapter 11 Case (as hereinafter defined) prior to the date of this Note; (v) Borrower has delivered to Lender true and accurate documents which provide a basis for Lender to reasonably conclude that (x) Borrower is not insolvent and will not be rendered insolvent by the incurrence of the Second Loan Installment and (y) Borrower is able to service its current debt obligations including its current debt obligations with respect to the Second Loan Installment as such payments become due; and (vi) the Borrower shall have provided the Lender with at least ten (10) business days, but no more than thirty (30) days prior written notice of the Borrower’s request that the Lender fund the Second Loan Installment.

For the purposes of this Note, the phrase “Chapter 11 Case” shall mean a voluntary petition pursuant to chapter 11 of title 11 of the United States Code.

Collateral.  This Note is secured by and entitled to the benefits of, among other things, that certain Security Agreement (Assignment of Ownership Interests as Collateral) made in favor of Lender (as may be amended, restated or modified from time to time, the “Security Agreement”) (the “Collateral”), to which the reference to the Security Agreement and Collateral is hereby made for a description of the property covered thereby and the nature and extent of the security, and the terms and conditions of the Security Agreement are hereby incorporated and made a part of this Note.

Events of Default.  Each of the following shall constitute an “Event of Default”:

the Borrower shall fail to pay to the Lender any amount of principal, interest or other amounts when and as due under this Note, the Security Agreement or any other document evidencing or securing the Loan; or

the Borrower shall fail to observe or perform any other covenant, condition or agreement contained in this Note, the Security Agreement or any other document evidencing or securing the Loan, which failure is not cured, if possible to cure, within ten (10) days after such failure; or

any representation or warranty made by the Borrower in this Note, the Security Agreement or any other document evidencing or securing the Loan shall prove to have been false or incorrect or breached in a material respect on the date as of which it was made; or

all or substantially all of the assets of the Joint Venture are transferred, unless such transfer is approved by the Lender and a portion of such consideration is distributed to the Borrower as provided in the Joint Venture Agreement and an equivalent amount of consideration is prepaid under this Note to the Lender; or

either the Borrower or the Joint Venture ceases to conduct its business substantially in the same manner as is now conducted in the ordinary course of its business; or

the filing by the Borrower of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal or foreign law regarding bankruptcy, reorganization or other debtor relief law without the prior written consent of Lender; the filing of any pleading or an answer by the Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding the Borrower’s insolvency; a general assignment by the Borrower for the benefit of creditors; or the Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of the Borrower or any of its property; or

the failure of the Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other debtor relief law that is filed against the Borrower or in any way restrains or limits the Borrower or the Lender regarding the Loan, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of the Borrower or the Joint Venture; or

there shall have occurred a Change of Control (as hereinafter defined).

If an Event of Default with respect to Note shall have occurred, the Lender may declare by written notice to the Borrower the principal amount of this Note and accrued and unpaid interest thereon (and any other amounts owed by the Borrower hereunder) to be immediately due and payable (an “Acceleration”).  In addition, the Lender shall have all rights and remedies available to the Lender at law or in equity with respect to such Event of Default.

Upon the occurrence of an Acceleration, the Borrower shall deliver to the Lender by wire transfer of immediately available funds an amount in cash equal to the entire outstanding principal amount of this Note, all unpaid interest accrued thereon through the effective date of such Acceleration and all other amounts due under this Note.

For the purposes of this Note, a “Change of Control” shall be deemed to occur if, at any time the Borrower shall fail to own, directly or indirectly, beneficially and of record, all of the issued and outstanding Equity Interests (defined below) of its subsidiary EnerDel, Inc., a Delaware corporation.  “Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

Due on Sale.  In the event of the sale of all or substantially all of the assets of the Borrower, then, notwithstanding anything in this Note to the contrary, the entire principal balance hereof and all accrued and unpaid interest hereunder shall be due and payable concurrently with the closing of such transaction.

Notices.  Any notice, demand, request, consent, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon personal delivery at the address set forth in the first paragraph of this Note (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of Illinois, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Binding Effect.  The obligations of the Borrower and the Lender set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Amendments.  No provision of this Note may be modified or amended other than by a written instrument signed by the Borrower and the Lender

Parties in Interest.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and permitted assigns.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder, or course of conduct relating hereto, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Business Purpose Loan.  The Borrower represents and agrees that the indebtedness created hereunder constitutes business loan that comes within the purview of Chapter 815, Section 205/4(1)(c) of the Illinois Compiled Statutes and, as such, will not avail themself, by way of defense or otherwise, of any statutory or case law relief relating to usury or compounding of interest to avoid or defeat the payment of interest or any other sum in connection with the indebtedness created hereunder.  All agreements between the Borrower and the Lender are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lender exceed the highest lawful rate of interest permissible under the laws of the State of Illinois.  If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Illinois, and if for any reason whatsoever, the Lender shall ever receive as interest an amount that would be deemed unlawful, such interest shall be applied to the payment of the principal amount outstanding under this Note (whether or not then due and payable) and not to the payment of interest.

No Joint Venture.  Nothing contained herein or in any other Loan Document, and no action or inaction whatsoever on the part of the Lender, shall be deemed to make the Lender a partner or joint venturer with the Borrower.

WAIVER OF JURY TRIAL.  THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENTS EVIDENCING OR SECURING THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER.  THE BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO GRANT THE LOAN TO THE BORROWER.

CONSENT TO JURISDICTION.  TO INDUCE THE LENDER TO ACCEPT THIS NOTE, THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL OR EXPRESS COURIER SERVICE DIRECTED TO THE BORROWER AT THE ADDRESS STATED ON THE FIRST PAGE OF THIS NOTE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

WAIVER OF DEFENSES.  OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER OR WITH RESPECT TO THE NON-RECOURSE LIMITATION, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OTHER DOCUMENTS EVIDENCING OR SECURING THE LOAN.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

Non-Recourse.  Notwithstanding anything herein, in the Security Agreement or in any other agreement, document or instrument relating to this Note or the Loan (collectively, the “Loan Documents”), to the contrary, the maximum liability of the Borrower with respect to the repayment of the principal amount of the Loan hereunder and under the Loan Documents shall in no event exceed and shall be limited solely to the Borrower’s right, title and interest in, to and under the Interests (as defined in the Security Agreement).  Except with respect to the Interests, the Loan is a non-recourse loan with respect to the principal amount of the Loan, and the Borrower shall have no personal obligations with respect to the repayment of the principal of the Loan other than the assignment of the Interests and the rights with respect thereto as contemplated under the Security Agreement (collectively the “Non-Recourse Limitation”).  In no event shall any interest or other amounts other than the principal amount due under this Note or any other Loan Documents be subject to this Non-Recourse Limitation.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

ENER1, INC.

By:
Name:
Title:

EXHIBIT B

Security Agreement

SECURITY AGREEMENT
(ASSIGNMENT OF EQUITY INTERESTS AS COLLATERAL)

THIS SECURITY AGREEMENT (ASSIGNMENT OF EQUITY INTERESTS AS COLLATERAL) (this “Agreement”) is made as of __________ __, 20__ by ENER1, INC. a Florida corporation (“Assignor”), to WANXIANG INTERNATIONAL INVESTMENT CORPORATION, a Cayman Islands corporation (“Secured Party”).  Initially capitalized terms used herein but not defined herein shall have the meanings respectively ascribed to them in the Note (defined below).

RECITALS

A.           Assignor owns forty percent (40%) of the equity interests of Zhejiang Wanxiang Enerl Power Systems Co., Ltd., a Sino-foreign equity joint venture existing as a limited liability company under the laws of the People’s Republic of China (the “Company”), as set forth in that certain Sino-Foreign Equity Joint Venture Contract dated January, 2011 (as amended, modified or restated from time to time, the “Joint Venture Agreement”).

B.           Secured Party is committing to make a loan to Assignor in the original principal amount of up to Forty Million and No/100 U.S. Dollars (US$40,000,000.00) (the “Loan”), of which US$20,000,000 constituting the First Loan Installment is being funded on the date hereof.

C.           As evidence of the indebtedness of the Loan, Assignor has executed and delivered to Secured Party a Floating Rate Secured Note of even date herewith in the original principal amount of Forty Million and No/100 U.S. Dollars (US$40,000,000.00) (as amended, modified or restated from time to time, the “Note”), which Note is secured by, this Agreement.

D.           In consideration of the foregoing, Assignor has agreed to grant to Secured Party a security interest in the Interests (as hereinafter defined) as described herein.

NOW THEREFORE, for and in consideration of the foregoing recitals (which are hereby incorporated into the operative provisions of this Agreement by this reference) and the mutual promises, agreements and undertakings set out in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  ASSIGNMENT

1.1           Equity Interests Assigned.  Assignor hereby assigns, transfers, pledges, conveys and grants to Secured Party, for collateral purposes, a first priority security interest in and to (i) Assignor’s entire equity interests in the Company and (ii) all of Assignor’s right, title and interest in, to and under the Joint Venture Agreement arising from Assignor’s equity interests in the Company, including, without limitation, all of Assignor’s rights to and with respect to: (a) all certificates and instruments representing or evidencing such equity interests, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; (b) any and all amounts (including cash, notes and any security therefor) received by Assignor in connection with a sale by Assignor of its interest in the Company (provided, however, that Secured Party shall not be deemed to have approved any such sale); (c) any products, proceeds or avails of any of the foregoing; and (d) any voting rights and other rights to control or influence the Company’s decisions arising from the Assignor’s equity interest in the Company (all of the foregoing whether now owned or hereafter at any time acquired by Assignor and wherever located, including all replacements, additions, accessions, substitutions, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of Assignor relating thereto, are referred to collectively hereinafter as the “Interests”).

Assignor agrees to deliver to the Secured Party, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock powers or the equivalent executed in blank), any Interests which may at any time or from time to time come into the possession or control of Assignor; and prior to the delivery thereof to the Secured Party, such Interests shall be held by Assignor separate and apart from its other property and in express trust for the Secured Party.

1.2           Material Inducement.  Assignor hereby acknowledges that, in addition to the consideration recited above, Secured Party has given sufficient consideration for this Agreement and the assignment described herein by entering into the Note and agreeing to make the Loan and that Secured Party is doing so in reliance on each of the terms of this Agreement and that the foregoing assignment of the Interests is a material inducement to Secured Party to enter into the Note.

1.3           Obligations Secured.  The foregoing assignment shall secure full performance and payment in full by Assignor of any and all obligations to Secured Party of any kind whatsoever, howsoever created, arising or evidenced, whether pursuant to a covenant, representation, warranty, indemnity or other agreement of any kind, whether direct or indirect, absolute or contingent, recourse or non-recourse, or now or hereafter existing, or due or to become due, all as and to the extent arising under the Note, including, without limitation, any and all obligations under the Note (including, without limitation, the obligation to pay the principal amount of the Note when due thereunder and the obligation to pay interest under the Note, including any interest at the Default Rate (as defined in the Note), and any future advances made by Secured Party and evidenced by the Note or a similar note to or for the account of Assignor) (all of the foregoing, collectively, the “Obligations”).

1.4           No Assumption of Liability.  By its acceptance hereof, Secured Party shall not be deemed to have assumed or become liable for any other obligations or liabilities of Assignor under the Joint Venture Agreement, whether provided for by the terms thereof or arising by operation of law or otherwise.

1.5           Non-Recourse.  Notwithstanding anything herein, in the Note or in any other agreement, document or instrument relating to the Note or the Loan (collectively, the “Loan Documents”), to the contrary, the maximum liability of the Assignor with respect to the repayment of the principal amount of the Loan hereunder and under the Loan Documents shall in no event exceed and shall be limited solely to the Assignor’s right, title and interest in, to and under the Interests.  Except with respect to the Interests, the Loan is a non-recourse loan with respect to the principal amount of the Loan, and the Assignor shall have no personal obligations with respect to the repayment of the principal of the Loan other than the assignment of the Interests and the rights with respect thereto as contemplated under this Agreement (collectively the “Non-Recourse Limitation”).  In no event shall any interest or other amounts other than the principal amount due under the Note or any other Loan Documents be subject to this Non-Recourse Limitation.

ARTICLE II COVENANTS, REPRESENTATIONS AND WARRANTIES

Assignor hereby covenants, represents and warrants to Secured Party with respect to the Interests as follows:

2.1           Assignor Owns the Interests.  Assignor (a) is the sole owner of the Interests, free from any lien, security interest, claim or encumbrance, (b) has the right to grant Secured Party a security interest therein, and (c) shall defend the Interests against the claims and demands of any and all persons at any time claiming the same or any interest therein.  As of the date hereof, there are no certificates, instruments or other documents evidencing any of the Interests.

2.2           No Transfers.  Assignor will not, without the prior written consent of Secured Party, in any way hypothecate or create or permit to exist any lien, security interest or encumbrance on or other interest in Interests except that created by this Agreement, nor will Assignor sell, transfer, assign, exchange or otherwise dispose of the Interests or any interest therein unless expressly permitted by the terms and conditions of the Note (and only then after prior written notice has been given to Secured Party and after the execution, procurement and delivery to Lender of any and all documents, financing statements or other instruments, notices or agreements, including, without limitation, anything or action which may be required by Secured Party under Section 2.5 hereof) reasonably required by Secured Party to perfect or continue perfection and first priority of Secured Party’s security interest in the Interests.

2.3           No Other Financing Statement; Authorization to File Financing and Registration Statements.  No financing statement covering the Interests or any part thereof is on file in any public office.  Assignor hereby authorizes Secured Party to file any and all (a) financing statements pursuant to the Uniform Commercial Code, as adopted in the State of Illinois, or such other jurisdiction (as applicable, the “Code”) in order to perfect or otherwise evidence, and limited solely to, the security interest granted hereby and (b) registration statements or other filings with any governmental authority or regulatory authority of the People’s Republic of China or any local or municipal government or authority located in the People’s Republic of China (collectively, “Chinese Law”) Secured Party deems necessary or desirable in order to perfect or otherwise evidence, and limited solely to, the security interest granted hereby, including, without limitation, that certain Share Pledge Contract in the form attached hereto as Exhibit A.  In the event of any inconsistency between the terms and provisions of any such agreement or filing governed by Chinese Law and this Agreement, the terms and provisions of this Agreement shall control.  Assignor agrees that it shall pay the fee for filing same in all public offices where such filing may reasonably be deemed necessary by Secured Party.

2.4           Discharge of Liens.  Assignor shall pay any indebtedness which may be secured by a lien or charge upon the Interests and otherwise keep the Interests free of unpaid charges; upon request, Assignor shall deliver to Secured Party reasonably satisfactory evidence of any such payment.

2.5           Assurances Regarding Perfection.  Assignor will cause the Company to keep a copy of this Agreement with the records of the Company and to denote wherever appropriate elsewhere in such records that the Interests have been assigned to Secured Party as collateral hereunder.  In addition, Assignor will, promptly upon request by Secured Party, procure or execute and deliver any document, give any notices, execute and file (or, in the case of financing statements, authorize to be filed) any financing statements or other documents, all in form and substance reasonably satisfactory to Secured Party, mark any chattel paper, deliver any chattel paper or instruments to Secured Party and take any other actions which are necessary or, in the reasonable judgment of Secured Party, desirable to perfect or continue the perfection and first priority of Secured Party’s security interest in the Interests pursuant to both the law of the State of Illinois and Chinese Law, to protect the Interests against the rights, claims or interests of third persons or to effect the purposes of this Security Agreement, including, without limitation, causing the Interests to be certificated and the delivery of the certificates to Secured Party, and will pay all reasonable costs incurred in connection therewith.

2.6           Compliance.  Assignor will comply with all laws, statutes and regulations pertaining to the use or ownership of the Interests.

2.7           Location.  Assignor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida.

ARTICLE III DEFAULTS AND REMEDIES

3.1           Defaults.  The occurrence of any one or more of the following events or conditions shall constitute an event of default (“Event of Default”) under this Agreement:

(a)           Assignor fails to pay when due any amount due under this Agreement or any other Loan Document.

(b)           Assignor materially fails to keep or perform any of its non-monetary material agreements, undertakings, obligations, covenants or conditions under this Agreement and such failure continues for a period of thirty (30) days after notice thereof from Secured Party to Assignor provided, that if such failure cannot, because of its nature, be cured with said thirty (30) day period, then, if Assignor commences curing such failure within said thirty (30) day period and diligently continues to attempt to cure such failure, Assignor shall have up to an additional sixty (60) day period to cure such failure;

(c)           Any material representation, warranty or certification made in this Agreement or the Note by Assignor shall be materially incorrect or false as of the date when made or any other Loan Document; or

(d)           A “Event of Default” which is not cured before the expiration of any applicable cure period shall occur under the Note.

3.2           Remedies.  Upon the occurrence of an Event of Default hereunder, Secured Party may, at its option, without notice to or demand upon Assignor, do any one or more of the following:

(a)           Declare the Loan and all other indebtedness of Assignor to Secured Party to be immediately due and payable, whereupon all unpaid principal and interest on said advances and other indebtedness shall become and be immediately due and payable;

(b)           Exercise any or all of the rights and remedies provided for by the Code or Chinese Law, specifically including, without limitation, the right to recover the reasonable attorneys’ fees and other expenses incurred by Secured Party in the enforcement of this Agreement;

(c)           Notify Assignor that Secured Party has the right to receive any distributions and payments from the Company to Assignor, as a holder of equity interests in the Company; Assignor hereby authorizes and directs the Company, after the occurrence of an Event of Default, to make all payments and distributions on the Interests to which Assignor would otherwise be entitled, directly to Secured Party to be applied to the Loan and agrees to promptly deliver to Secured Party any distributions and payments it nevertheless receives with respect thereto;

(d)           Retain or take possession of the Interests until and to the extent necessary for the full satisfaction of the Obligations secured hereby, or transfer the Interests or any portion thereof into the name of its nominee;

(e)           Proceed by an action or actions at law or in equity with respect to the Obligations secured hereby or to foreclose this Agreement and sell the Interests, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; in each case, at the option of Secured Party, Assignor shall cause the Interests to be marketed and sold in accordance with the requirements of Secured Party;

(f)            Transfer, sell, or otherwise dispose of the Interests or any portion of the Interests at a public or private sale or make other commercially reasonable disposition of the Interests or any portion thereof after ten (10) days’ notice to Assignor, and the Secured Party may purchase the Interests or any portion thereof at any public or private sale; without limiting the foregoing, in the event that any of the Interests is sold at private sale, Assignor agrees that if the Interests are sold for a price which Secured Party in good faith believes to be reasonable, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) Assignor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) Secured Party shall not incur any liability or responsibility to Assignor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Assignor recognizes that a ready market may not exist for Interests which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Interests for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Interests that are privately traded; and

(g)           Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have.  Assignor shall reimburse Secured Party from the Interests for, or Secured Party may apply any proceeds of the Interests to, the costs and expenses (including attorneys’ fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition or retention of the Interests hereunder.

3.3           Holding in the Name of Secured Party.  The Secured Party may from time to time after the occurrence of an Event of Default, take all or any of the following actions: (a) transfer or cause to be transferred all or any part of the Interests into the name of the Secured Party or any nominee or sub-agent for the Secured Party, with or without disclosing that such Interests are subject to the lien and security interest hereunder, (b) appoint one or more sub-lenders or nominees for the purpose of retaining physical possession of the Interests, (c) notify the parties obligated on any of the Interests to make payment to the Secured Party of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of Assignor to allow collection of the Collateral, (e) enforce collection of any of the Interests by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Interest.

3.4           No Marshalling.  Secured Party shall not be required to marshall the Interests or any other security for the obligations secured hereby or to resort to the Interests or any other security for the obligations secured hereby in any particular order and all of Secured Party’s rights under the various instruments relating to the collateral shall be cumulative.

3.5           Waiver.  Assignor, to the maximum extent permitted by law, hereby waives every defense (now, theretofore or hereafter arising) of estoppel, laches, extension or moratorium applicable to any obligations or liabilities covered by this Agreement or of Assignor under this Agreement and any claim that the release, substitution or addition of any portion of the Interests, endorsers or guarantors affects the liability of Assignor hereunder.  Assignor also expressly waives extension of the obligations of this Agreement arising by any reason whatsoever, including, without limitation, by reason of the institution of proceedings by or against Assignor or the Company under or pursuant to the Federal Bankruptcy Code, or any amendment thereto, or any similar state or federal laws relating to the relief of debtors.

3.6           Protection of Collateral.  At any time after the occurrence and during the continuance of an Event of Default, Secured Party shall have the right to make any payments and do any other acts Secured Party may deem necessary to protect its security interest in the Interests, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Secured Party appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Interests, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys’ fees.  Notwithstanding anything to the contrary set forth herein, any payment made by Secured Party under this Section 3.6 to the Company to fund, in whole or in part, any of Assignor’s capital contributions under the Joint Venture Agreement shall be deemed to be a principal amount of the Loan and within the purview of and subject to the Non-Recourse Limitation.  Assignor hereby agrees to reimburse Secured Party from the Interests for all reasonable payments (other than any payment excepted in the immediately preceding sentence) made and expenses incurred by Secured Party in connection with the exercise of Secured Party’s rights under this Section 3.6, which amounts shall be secured under this Agreement, and agrees they shall be bound by any payment made or act taken by Secured Party hereunder.  Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

3.7           Voting Rights After Event of Default.  Upon the occurrence of an Event of Default and for so long as any of the Obligations remain unpaid, Assignor covenants and agrees that it will not, without the prior written consent of Secured Party, exercise any voting rights under the Joint Venture Agreement and (i) Secured Party may, upon written notice to Assignor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights with respect to the Interests, but under no circumstances is Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) in addition to any other grants hereunder, Assignor hereby appoints Secured Party Assignor’s true and lawful attorney-in-fact and irrevocable proxy to vote the Interests in any manner Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of the holders of the equity interests the Company.  The power of attorney granted hereby is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain unpaid.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.1           Notices.  Any notice which either party hereto may be required or may desire to give hereunder shall be given in accordance with Section 5.1 of the Note.

4.2           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.  Assignor and all persons and entities in any manner obligated to Secured Party hereunder consent to the jurisdiction of any Federal or State Court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law.

4.3           Miscellaneous.  This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.  No delay in enforcing or failure to enforce any right under this Agreement by Secured Party shall constitute a waiver by Secured Party of such right.  No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.  Time is of the essence of each provision of this Agreement of which time is an element.  Secured Party may not assign any of its Interests under this Agreement to any person or entity, unless such person or entity is an affiliate of Secured Party, without Assignor’s consent, which consent shall not be unreasonably withheld or delayed.  All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns.  Assignor may not assign any of its interest under this Agreement without the prior written consent of Secured Party.  Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void.  In any action or proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.  If any provision of this Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

4.4           Entire Agreement.  This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature or the performance and opportunity for objection.

4.5           Survival of Provisions.  All representations, warranties and covenants of Assignor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final satisfaction by Assignor of its obligations hereunder and of the Obligations.

4.6           Authority of the Secured Party.  Secured Party shall have and be entitled to exercise all powers hereunder which are specifically delegated to Secured Party by the terms hereof.  Secured Party may perform any of its duties hereunder or in connection with the Interests by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.  Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be liable to Assignor or the Company for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct; nor shall Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto.  Secured Party and Assignor shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.  Assignor agrees to indemnify and hold harmless Secured Party and/or any member, manager, parent, affiliate, subsidiary, director, officer, employee, attorney, representative or agent of Secured Party from and against any and all costs, expenses (including reasonable attorneys’ fees), claims or liability incurred by Secured Party or such person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of Secured Party or such person.  If an Event of Default does not then exist, any delay in commencing or responding to such action or proceeding shall not prejudice the rights of Secured Party or subject Secured Party to any increased liability, and if Assignor or any of its affiliates is not a party to such action or proceeding, Secured Party shall give Assignor notice of its intention to commence, appear in or defend such action or proceeding and Assignor shall have ten (10) days after such notice to propose to Secured Party the form and nature of Secured Party’s representations in such action or proceeding, which Secured Party may accept or reject in its sole and absolute discretion.  The foregoing notice and Secured Party’s decision to accept or reject shall not limit or prejudice Secured Party’s rights to payments or indemnification provided in this Agreement.

4.7           Further Assurances.  Assignor will execute and deliver to Secured Party, at its request, any further instruments and will perform any and all acts deemed reasonably necessary by Secured Party to carry into effect the terms, conditions and provisions of this Agreement and the transactions connected herewith.  In the event that the same be required in connection with this transaction, or in connection with any sale made in the course of enforcement of this Agreement, Assignor shall execute and deliver any and all instruments which may be required by law or by the regulations or rules of any governmental agency to effectuate this Agreement and to perfect the security interest granted herein to Secured Party, as well as to effectuate the sale and transfer of the Interests sold to the purchaser or purchasers at any sale made pursuant to, or in enforcement or foreclosure of, this Agreement.  Should Assignor fail to execute or deliver any such instruments or to perform any such acts, Assignor hereby irrevocably authorizes and appoints Secured Party to execute and to deliver such instruments and to perform such acts in the name of Assignor and on its behalf as its attorney-in-fact.

4.8           Waiver of Jury Trial.  ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS EVIDENCING OR SECURING THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF THE SECURED PARTY.  ASSIGNOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO MAKE THE LOAN.

4.9           Consent to Jurisdiction.  TO INDUCE THE SECURED PARTY TO MAKE THE LOAN, THE ASSIGNOR IRREVOCABLY AGREES THAT, SUBJECT TO THE SECURED PARTY’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE LOAN WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE COMPANY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL OR EXPRESS COURIER SERVICE DIRECTED TO THE ASSIGNOR AT THE ADDRESS STATED ON THE FIRST PAGE OF THE NOTE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

4.10           The Secured Party’s Duty of Care.  The Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Interests, except for those arising out of or in connection with the Secured Party’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Secured Party shall be under no obligation to take any steps necessary to preserve rights in the Interests against any other parties but may do so at its option.  All expenses incurred in connection therewith shall be for the sole account of Assignor, and shall constitute part of the obligations secured hereby.

4.11           Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

(SIGNATURES COMMENCE ON NEXT PAGE)

IN WITNESS WHEREOF, Assignor has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

“ASSIGNOR”

ENER1, INC.

By:

Name:

Title:

“SECURED PARTY”	WANXIANG INTERNATIONAL
INVESTMENT CORPORATION

By:

Name:

Title:

ACKNOWLEDGEMENT

The undersigned, ZHEJIANG WANXIANG ENER1 POWER SYSTEMS CO., LTD., hereby executes this Agreement for the purpose of acknowledging its consent to and agreement with the assignment of the Interests of the Assignor to Secured Party and to the exercise of Secured Party’s rights and remedies under the Agreement pursuant to the terms and provisions hereof.

ZHEJIANG WANXIANG ENER1 POWER SYSTEMS CO., LTD.

By:

Name:

Title: